UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 14, 2012

REINSURANCE GROUP OF AMERICA, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Missouri	1-11848	43-1627032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (636) 736-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 14, 2012, Reinsurance Group of America, Incorporated (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc., UBS Securities LLC and Wells Fargo Securities, LLC, as Representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters $400 million aggregate principal amount of its 6.20% Fixed-To-Floating Rate Subordinated Debentures due 2042 (the “Debentures”). The public offering price of the Debentures was 100% of the principal amount. The Company expects net proceeds (before expenses) of approximately $394.6 million and to use the proceeds for general corporate purposes.

This offering is being made pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-176104) and a related prospectus supplement, each filed with the Securities and Exchange Commission.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, a copy of which is attached to this Current Report on 8-K as Exhibit 1.1.

The Underwriters and/or their affiliates have provided and in the future may provide investment banking, commercial banking, advisory, reinsurance and/or other financial services to the Company and its affiliates for which they have received and in the future may receive customary fees and expenses and may have entered into and in the future may enter into other transactions with the Company.

Item 8.01	Other Events.

On August 14, 2012, the Company issued a press release announcing the pricing and offering of the Debentures. A copy of that press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REINSURANCE GROUP OF AMERICA, INCORPORATED

Date: August 15, 2012	By:	/s/ Todd C. Larson
Todd C. Larson
Executive Vice President, Corporate
Finance and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement dated August 14, 2012, between the Company and Barclays Capital Inc., UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

99.1	Press Release dated August 14, 2012, announcing the pricing and offering of the Debentures.

4